                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

 PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Filed by the Registrant / /

Filed by a Party other than the Registrant /X/

Check the appropriate box:

     / /    Preliminary Proxy Statement

     / /    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

     / /    Definitive Proxy Statement

     /X/    Definitive Additional Materials

     / /    Soliciting Material Under Rule 14a-12

                            WHITEHALL JEWELLERS, INC.
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                (Name of Registrant as Specified in Its Charter)

                            NEWCASTLE PARTNERS, L.P.
                       NEWCASTLE CAPITAL MANAGEMENT, L.P.
                         NEWCASTLE CAPITAL GROUP, L.L.C.
                              JWL ACQUISITION CORP.
                                 MARK E. SCHWARZ
                                 STEVEN J. PULLY
                                 JOHN P. MURRAY
                                 MARK A. FORMAN
                               CLINTON J. COLEMAN
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    (Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

     Payment of Filing Fee (Check the appropriate box):

     /X/    No fee required.

     / /    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)    Title  of each  class  of  securities  to which  transaction  applies:

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     (2)    Aggregate number of securities to which transaction applies:

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     (3)    Per unit price or other  underlying  value of  transaction  computed pursuant  to  Exchange  Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was  determined):

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     (4)    Proposed maximum aggregate value of transaction:

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     (5)    Total fee paid:

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     / /    Fee paid previously with preliminary materials:

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     / /    Check box if any part of the fee is offset as  provided  by Exchange
Act Rule  0-11(a)(2)  and identify the filing for which the  offsetting  fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)    Amount previously paid:

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     (2)    Form, Schedule or Registration Statement No.:

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     (3)    Filing Party:

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     (4)    Date Filed:

         Newcastle  Partners,  L.P.  ("Newcastle"),   together  with  the  other
participants  named herein,  is filing materials  contained in this Schedule 14A with the  Securities  and Exchange  Commission  ("SEC") in  connection  with the definitive filing with the SEC of a proxy statement and accompanying  proxy card to be used to solicit votes against proposals of Whitehall Jewellers,  Inc. (the
"Company")  relating to a pending financing  transaction between the Company and investment  funds  managed by Prentice  Capital  Management,  L.P.  and Holtzman
Opportunity Fund, L.P. and for the election of its slate of director nominees at a special meeting of stockholders scheduled for January 25, 2006.

         Item 1: On January  30,  2006,  Newcastle  issued the  following  press release:

PRESS RELEASE

CONTACTS:
Daniel H. Burch (212)-929-5748
Jeanne M. Carr (212)-929-5916
MacKenzie Partners, Inc.

FOR IMMEDIATE RELEASE:
---------------------

                    NEWCASTLE EXTENDS WHITEHALL TENDER OFFER

         DALLAS,  TX - JANUARY 30, 2006 -- Newcastle  Partners,  L.P.  announced today that it has extended its previously  announced tender offer for all of the common stock of Whitehall Jewellers, Inc. (Pink Sheets JWLR.PK) to 6:00 P.M. New
York City time on Friday,  February 3, 2006. The tender offer was previously set to expire at 5:00 P.M. New York City time on Friday, January 27, 2006. As of the close of business  on January 27,  2006,  a total of  4,748,527  shares had been tendered in and not withdrawn from the offer.

         The  solicitation  and the  offer to buy  Whitehall  Jewellers,  Inc.'s common  stock is only  made  pursuant  to the  Offer  to  Purchase  and  related materials that  Newcastle  Partners,  L.P. and JWL  Acquisition  Corp.  filed on
December 5, 2005, as amended December 22, 2005, January 4, 2006, January 5, 2006 and January 9, 2006.  Stockholders should read the Offer to Purchase and related materials  carefully because they contain important  information,  including the terms and conditions of the offer. Stockholders can obtain the Offer to Purchase and related  materials free at the SEC's website at www.sec.gov,  from MacKenzie
Partners, the Information Agent for the offer, or from Newcastle Partners, L.P.

                   CERTAIN INFORMATION CONCERNING PARTICIPANTS

         Newcastle  Partners,  L.P.  ("Newcastle"),   together  with  the  other
Participants (as defined below),  has made a definitive filing with the SEC of a proxy statement (the "Definitive Proxy  Statement") and accompanying  proxy card to be used to solicit votes against proposals of Whitehall Jewellers,  Inc. (the
"Company")  relating to a pending financing  transaction between the Company and investment  funds  managed by Prentice  Capital  Management,  L.P.  and Holtzman
Opportunity Fund, L.P. and for the election of its slate of director nominees at a special meeting of  stockholders  scheduled for February 6, 2006 (the "Special
Meeting").

NEWCASTLE  ADVISES ALL  STOCKHOLDERS  OF THE COMPANY TO READ THE PROXY STATEMENT
AND OTHER  PROXY  MATERIALS  RELATING  TO THE  SPECIAL  MEETING  AS THEY  BECOME
AVAILABLE BECAUSE THEY CONTAIN IMPORTANT  INFORMATION.  SUCH PROXY MATERIALS ARE
AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION,
THE PARTICIPANTS IN THE SOLICITATION WILL PROVIDE COPIES OF THE PROXY MATERIALS,
WITHOUT  CHARGE,  UPON  REQUEST.  REQUESTS FOR COPIES  SHOULD BE DIRECTED TO THE
PARTICIPANTS'  PROXY  SOLICITOR,  MACKENZIE  PARTNERS,  INC.,  AT ITS  TOLL-FREE
NUMBER: (800) 322-2885 OR BY E-MAIL AT: PROXY@MACKENZIEPARTNERS.COM.

THE  PARTICIPANTS  IN THE  PROXY  SOLICITATION  ARE  NEWCASTLE  PARTNERS,  L.P.,
NEWCASTLE  CAPITAL  MANAGEMENT,   L.P.,  NEWCASTLE  CAPITAL  GROUP,  L.L.C,  JWL
ACQUISITION  CORP., MARK E. SCHWARZ,  STEVEN J. PULLY,  JOHN P. MURRAY,  MARK A.
FORMAN AND CLINTON J. COLEMAN (THE  "PARTICIPANTS").  INFORMATION  REGARDING THE
PARTICIPANTS AND THEIR DIRECT OR INDIRECT INTERESTS IS AVAILABLE IN THE SCHEDULE
13D JOINTLY  FILED WITH THE SEC ON APRIL 19, 2005,  AS  SUBSEQUENTLY  AMENDED ON
JULY 7, 2005, OCTOBER 27, 2005,  NOVEMBER 30, 2005,  DECEMBER 5, 2005,  DECEMBER
14, 2005, DECEMBER 29, 2005, JANUARY 5, 2006, JANUARY 9, 2006, JANUARY 13, 2006,
JANUARY 18, 2006 AND JANUARY 27, 2006 AND THE DEFINITIVE PROXY STATEMENT.